EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44337) pertaining to the Employee Stock Purchase Plan of CTC Communications Group, Inc. (as successor to CTC Communications Corp.), the Registration Statement (Form S-8 No. 333-17613) pertaining to the 1996 Stock Option Plan of CTC Communications Group, Inc., the Registration Statement (Form S-8 No. 333-68767) pertaining to the 1998 Incentive Plan, the 1996 Stock Option Plan and the Employee Stock Purchase Plan of CTC Communications Group, Inc., the Registration Statement (Form S-8 No. 333-93735) pertaining to the 1999 Equity Incentive Plan for Non-Employee Directors, the 1998 Incentive Plan and the 1993 Stock Option Plan, and the Registration Statement (Form S-8 No. 333-44002) pertaining to the 2000 Flexible Stock Plan of CTC Communications Group, Inc., of our report dated February 15, 2001 (except for Notes 4 and 6, as to which the date is March 14, 2001), with respect to the consolidated financial statements and schedule of CTC Communications Group, Inc. included in the Annual Report (Form 10-K) for the nine months ended December 31, 2000.


                                      /s/ Ernst & Young LLP
Boston, Massachusetts
March 28, 2001